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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2004
                                                         -----------------


                           CAMCO FINANCIAL CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-25196                51-0110823
         ----------                  ------------              ----------
(State or other jurisdiction     (Commission File No.)   (IRS Employer I.D. No.)
      of incorporation)

                    6901 Glenn Highway, Cambridge, Ohio 43725
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:         (740) 435-2020
                                                    -------------------------


                                 Not Applicable
                       ----------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01. Changes in Registrant's Certifying Accountant.

Earlier this year, the Audit Committee of Camco Financial Corporation ("Camco") determined that, as part of its fiduciary duty to Camco and its shareholders, it should evaluate the costs and audit and tax services offered by several other independent accounting firms. Therefore, the Audit Committee directed management to obtain requests for proposals from several independent accounting firms for audits related to fiscal years 2005-2007. On December 15, 2004, after management discussed with Grant Thornton LLP, Camco's current auditors ("Grant Thornton"), Camco's intent to request such a proposal from Grant Thornton, Grant Thornton indicated that it did not choose to participate in the proposal process and would resign as the independent registered public accounting firm of Camco Financial Corporation ("Camco") after completion of its Grant Thornton's audit and tax services for the fiscal year ending December 31, 2004. Camco is continuing to obtain proposals for its audit and has not chosen a new auditor at this time.

Grant Thornton's reports on the financial statements for Camco's two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Camco's two most recent fiscal years and the subsequent interim period through the date of Grant Thornton's resignation on December 15, 2004, there were no disagreements between Camco and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports.

During the fiscal years ended December 31, 2003 and 2002 and through December 15, 2004, except as noted in this paragraph, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). In the third quarter of 2003, in connection with Grant Thornton's review of Camco's financial statements for the quarter ended September 30, 2003, Grant Thornton issued a written letter to Camco's audit committee that it had identified significant deficiencies and material weaknesses regarding Camco's internal controls. The deficiencies and weaknesses noted were related to (i) the designation and recordation of loans held for sale and (ii) the recordation of deferred loan origination fees and costs. During the fourth quarter of 2003, Camco took corrective action to address these noted deficiencies and weaknesses, including (i) more clearly documenting Camco's internally established exposure limitations for loans held for sale and (ii) requiring the generation of a monthly summary of loan originations and related deferred fees and costs to insure completeness of future financial information in Camco's financial statements. Grant Thornton concurred with the corrective actions taken by management.

Camco has provided Grant Thornton with a copy of the above disclosure and requested Grant Thornton furnish to Camco a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Grant Thornton's response letter dated December 21, 2004 is attached as Exhibit 16.1 to this Form 8-K.



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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

          (a)      Financial statements of business acquired.

                   Not applicable.

          (b)      Pro forma financial information.

                   Not applicable.

          (c)      Exhibits.

                   Exhibit No.                 Description
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                      16.1            Letter from Grant Thornton LLP




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CAMCO FINANCIAL CORPORATION



                                       By: /s/ Richard C. Baylor
                                           --------------------------------
                                           Richard C. Baylor
                                           President and Chief Executive Officer


Date:  March 17, 2005